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                                                                   EXHIBIT 10.25



                                    AGREEMENT

            THIS AGREEMENT is entered as of this 1st day of September, 2003 by and between Fortis Insurance Company and its affiliates Fortis Benefits Insurance Company and John Alden Life Insurance Company ("Insurer"), whose primary office is located at 501 West Michigan Street, Milwaukee, Wisconsin, 53203 ("Insurer") and National Administration Company ("NAC"), a Missouri corporation, whose office is located at 1819 Clarkson Road, Suite 301, Chesterfield, Missouri, 63017.

            WHEREAS, Insurer is engaged in the business of marketing insurance products and has agents and employees at its disposal who commonly come into contact with members of the public; and

            WHEREAS, the purpose of NAC is to act as Administrator for Health Advocates Alliance, a Missouri domiciled non-profit corporation, whose executive offices are located at 1918 Montana Drive, Springfield, Illinois, 62704, ("the Association") and to provide informational, educational and other benefits and services to Association members, and to help members take advantage of the mass purchasing power and other benefit enhancements through health awareness; and

            WHEREAS, NAC desires to utilize the services of Insurer, its agents and employees to procure new members for the Association and to collect required fees and dues therefrom; and

            WHEREAS, Insurer desires to have access to and to utilize the membership roster of the Association for the purpose of offering certain Insurance products and/or services to members of the Association.

            NOW, THEREFORE, in consideration of the mutual promises contained herein, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.    Authorization of Insurer


      NAC hereby authorizes Insurer, and Insurer hereby agrees to accept authorization from the Association, to offer products and services to new and existing members of the Association and to collect and remit, or provide for the collection and remittance of, fees and dues owing by such members to the Association through NAC.


II.   Duties of Insurer

      Insurer agrees to perform the following functions under this Agreement:

      A. To use commercially reasonable efforts to offer its products and services to members of the Association;

      B. To collect all membership fees, administrative fees, and dues, then in effect, for Association membership, including any renewal fees or dues from persons who enroll and continue to be members of Association, and to remit or cause to be
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            remitted all membership fees and dues to on a monthly basis. The membership fee for Association memberships solicited through Insurer shall be collected by the Insurer. In consideration for soliciting membership in the Association through its distribution network, billing and collecting membership fees and dues and providing marketing materials describing the benefits of Association membership, Insurer may retain a portion of the Association fee as identified in Exhibit A attached hereto. This amount may be collected monthly, quarterly, semi-annually or annually.

      C. To forward or cause to be forwarded to the NAC, on a monthly basis, a list of all membership applications taken by Insurer, along with a separate listing of such members showing names, addresses, effective coverage dates and any cancellations, accompanied by applicable fees and dues, as stated in paragraph B above.

      D. To refer to the NAC all member communication which it may receive from Association members, other than inquiries as to any insurance products offered through Insurer to members of Association.

      E. To be responsible for the preparation, printing and costs of all marketing material to be utilized by Insurer in its efforts to secure additional members for Association; provided, further, that such marketing materials may not be used by Insurer without the prior review and written approval of the Association.

III.  Duties of the NAC

      NAC agrees to perform and be responsible for the cost of providing the following functions under this Agreement:

      A. To provide for all administration of Association, including the obtaining of services or benefits to be automatically provided to all members, and to make payment to providers of such services or benefits, including those services listed on the attached Exhibit A, which may be modified from time to time by written agreement of the parties.

      B.    To print membership newsletter, kits and cards.

      C. To provide Insurer access to Association's membership roster as required by Insurer for purposes of marketing insurance products and/or services to such members, provided that each insurance product or service shall have the prior written approval of NAC before Insurer may solicit Association members for any such insurance product or service, which approval shall not be unreasonably withheld.

      D. To receive and administer all member inquiries concerning membership status and benefits and to furnish a toll free telephone number for members to use in such regard, except that the NAC shall refer to Insurer any inquiries relative to any insurance products offered through Insurer to Association members.
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      E.    To reasonably cooperate with Insurer with respect to insurance matters concerning Association members who are covered by, or may purchase coverage from, Insurer; provided, however, that applying for or obtaining any insurance products offered through Insurer shall not be a requirement for membership in Association. Termination or cancellation of any insurance product offered through Insurer shall have no effect on any person's membership in Association.

      F. NAC shall be responsible for all services required by Association members that do not select a product or service from Insurer, including, but not limited to, the following: (i) generating and mailing dues notices; (ii) receiving and depositing dues; (iii) making disbursements to various service and benefit providers; and
            (iv) establishing and maintaining a database of these members.

      G. NAC shall not offer any insurance products to its members other than those underwritten by Insurer or any insurance provider designated by Insurer.

IV.   Indemnification

      Insurer agrees to indemnify, and hold NAC harmless from, any loss or damage award, cost or expense, including reasonable attorney's fees and court or governmental agency costs which NAC may incur or be required to pay as a result of any action concerning the performance or non-performance of Insurer regarding the duties of the Insurer as specified in Article II of this Agreement.

      NAC agrees to indemnify, and hold Insurer harmless from, any loss or damage award, cost or expense, including reasonable attorney's fees and court or governmental agency costs which Insurer may incur or be required to pay as a result of any action concerning the performance or non-performance of NAC or the Association regarding the duties of NAC as specified in Article III of this Agreement.

V.    Confidentiality


      The parties to this Agreement acknowledge that the Association's membership list is the sole property and a trade secret of Association, and that Insurer's list of covered persons is the sole property and a trade secret of Insurer, and that each shall hold the other's list in strictest confidence to the extent such lists include members of Association who are also insured through Insurer. Subject to the provision of Article VII herein, neither Insurer nor NAC shall be authorized to utilize the other's list for any purpose whatsoever, other than as stated in this Agreement, nor to divulge to any third party the nature and provisions of this Agreement, other than as may be required by law, court order or regulatory authorities. This confidentiality requirement shall survive the expiration or termination of this Agreement. Additionally, to the extent such lists overlap on the date of such expiration or termination, NAC agrees not to divulge to any insurance marketing entity the identity of such members nor the nature and provision of this Agreement for a period of three (3) years from the date of such termination or cancellation. NAC further agrees to execute such documents as may be necessary in order for Insurer to be in compliance with federal and state privacy laws, including, but not limited to, the Health Insurance

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      Portability and Accountability Act and the Gramm-Leach-Bliley Act,
      including but not limited to, Insurer's Business Associate Agreement in the form attached as Exhibit B.

VI.   Exclusivity

      During the term of this Agreement and any extension thereof, and, prior to any termination of the Agreement, NAC agrees that: (a) Insurer shall be the sole insurance organization with which the NAC shall contract for purposes of soliciting prospective members for the Association and for marketing insurance products; and (b) Insurer shall be the sole insurance marketing organization which NAC shall allow to have access to Association's membership list. Nothing herein shall restrict the NAC from contracting with any non-insurance marketing organization for purpose of procuring new members for Association.

VII.  Term

      The initial term of this Agreement shall be a period of three (3) years commencing effective September 1, 2003 which term shall be automatically extended for an additional term of two (2) years, unless, one hundred twenty (120) days prior to the expiration of the initial three (3) year term, Insurer has given NAC or NAC has given Insurer, specific written notice of intent to terminate this Agreement. Any subsequent extension of this Agreement shall automatically be extended for an additional one (1) year term, unless one hundred twenty (120) days prior to the expiration of any subsequent one (1) year term, insurer provides NAC, or NAC provides Insurer, written notice of the intent to terminate this Agreement at the conclusion of such subsequent one (1) year term.

VIII. Termination

      A. Either party may terminate this Agreement without cause upon six months advance written notice to the other party.

      B. If either party defaults in fulfilling any of its obligations under this Agreement, the other party may serve a written fifteen (15) day notice upon the defaulting party, specifying the nature of said default, and, upon the expiration of said fifteen (15) days, if the defaulting party shall have failed to comply with the Agreement, or remedy such default, or if the said default or omission complained of shall be of a nature that cannot be completely cured or remedied in said fifteen (15) day period, then this Agreement, and terms hereunder, shall terminate and expire.

      C. Either party may terminate any part of its obligations and duties under this Agreement immediately, upon receipt of a request or direction to terminate such activity, or of an allegation that such activity is unlawful, whether oral or written from authorized representatives of governmental agencies responsible for the regulation of Insurer, NAC or the Association, either formal or informal, concerning activities engaged in, pursuant to this Agreement. If either party shall desire to terminate any part of its obligations and duties under this Agreement, pursuant to the provisions of this paragraph B, such party shall send fifteen (15) days written notice of the same to the other party.
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      D.    Subsequent to the termination of this Agreement, Insurer will have no obligation whatsoever to continue to cause to be collected or remitted to NAC, membership fees and dues, as provided in Article II hereof, of those members of the Association who are no longer insured by Insurer.

IX.   Sole Agreement

      This Agreement embodies the entire agreement and understanding between the parties. There are no promises, terms, conditions, or obligations other than those contained herein, and this agreement shall supersede all previous communications, representations, or agreements, either verbal or written, between the parties hereto.

X.    Offset

      if, at any time, NAC is in possession of funds due the Insurer, and, at the same time the Insurer is in possession of funds due the Association, then the parties may offset amounts owed them from the funds by them owing to the other party.

XI.   Assignment

      Under no circumstances shall this Agreement, or any of the rights, responsibilities, or duties enumerated hereunder be assignable by either party without the prior written consent of the other party. The request for such written consent shall not be unreasonably withheld. NAC shall indemnify and hold harmless Insurer from any action brought by NAC or Association members against Insurer which concern matters arising out of the contractual relationship between NAC and Association.

XII.  Modification

      This Agreement may not be modified, altered or amended in any manner, except by an agreement in writing duly executed by the parties hereto, or as may be required by any law, regulation or governmental agency in order to be in compliance with law.

XIII. Severability

      Should any portion of this Agreement be void or invalid, the remaining portion of this Agreement shall be of full force and effect, as if the void or invalid portion was severable and not a part of this Agreement.

XIV.  Notices

      Any notices to be given hereunder by one party to the other may be effected either by personal delivery, in writing or by mail, registered or certified, postage pre-paid, with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but each party may change its address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of five (5) days after mailing.
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XV.   Governing Law

      This Agreement shall be governed and interpreted under the laws of the State of Wisconsin. Any legal proceeding to enforce, construe or otherwise declare the obligations of either party under this Agreement shall be brought in state court in the County of Milwaukee, Wisconsin.

XVI.  Relationship

      Nothing in this Agreement is intended to, nor does it, create the relationship of employer and employee, partner of joint venturer between Insurer and NAC or Insurer and Association.

XVII. Binding Effect

      This Agreement shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

XVIII. No Implied Waiver

      The failure by any party hereto, from time to time, to exercise any right or power provided it herein shall not be construed as a waiver of such party to exercise such right or power at any subsequent time.

            IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date and year first above written.

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
NATIONAL ADMINISTRATION COMPANY            FORTIS INSURANCE COMPANY

By: /s/ Dale D. Turvey                     By: /s/ Scott G. Krienke
    -------------------------------            --------------------------------

Title: President                           Title: Vice President
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